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                                                                   EXHIBIT 12(a)

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

RATIO OF EARNINGS TO FIXED CHARGES
Union Pacific Railroad Company and Consolidated Subsidiary and Affiliate Companies (Unaudited)

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                                                                      Three Months Ended June 30,
Millions of Dollars, Except Ratios                                         2002              2001
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
Earnings:
      Net income ................................................      $    316          $    262
      Undistributed equity earnings .............................           (10)               (1)
                                                                       --------          --------
Total earnings ..................................................           306               261
                                                                       --------          --------
Income taxes ....................................................           182               157
                                                                       --------          --------
Fixed charges:
      Interest expense including amortization of debt discount ..           137               146
      Portion of rentals representing an interest factor ........            10                10
                                                                       --------          --------
Total fixed charges .............................................           147               156
                                                                       --------          --------
Earnings available for fixed charges ............................      $    635          $    574
                                                                       --------          --------
Ratio of earnings to fixed charges ..............................           4.3               3.7
                                                                       --------          --------
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